Exhibit 8.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG HOUSTON LONDON	LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.
FOUNDED 1866

March 18, 2013

Aviv REIT, Inc.

303 West Madison Street

Suite 2400

Chicago, IL 60606

Ladies and Gentlemen:

We have acted as special tax counsel to Aviv REIT, Inc., a Maryland corporation (the “Company”), which has filed with the Securities and Exchange Commission (the “Commission”) on December 17, 2012, a registration statement on Form S-11 (Registration No. 333- 185532) (as amended on December 31, 2012, February 26, 2013 and March 11, 2013, the “Registration Statement”), with respect to the offer and sale (the “Offering”) of up to 15,180,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”). You have requested our opinion regarding certain U.S. federal income tax matters.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other documentation and information provided to us by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, you have provided us with, and we are relying upon, a certificate containing certain statements, representations and covenants, dated the date hereof and executed by a duly appointed officer of the Company (the “Officer’s Certificate”), relating to, among other things, the actual and proposed operations of the Company and the entities in which it holds, or has held, a direct or indirect interest. We have also been provided with certain representations and covenants from certain shareholders of the Company (each a “Shareholder’s Certificate”) regarding beneficial ownership of shares of the Company and ownership of any tenant of the Company. For purposes of our opinion, we have not independently verified the facts, statements, representations and covenants set forth in the Officer’s Certificate, the Shareholder’s Certificate, the Registration Statement, or in any other document. In particular, we note that the Company may engage in transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. We have, consequently, assumed and relied on your representation that the facts, statements, representations and covenants presented in the Officer’s Certificate, the Registration Statement, and other documents, or otherwise furnished to us and the representations and covenants of certain shareholders presented in any Shareholder’s Certificate, accurately and completely describe all material facts relevant to the Offering and our opinion. We have assumed that all

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

Aviv REIT, Inc.

March 18, 2013

such facts, statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent or materiality. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants. We are not aware of any facts inconsistent with such statements, representations and covenants. Any material change or inaccuracy in the facts, statements, representations and covenants referred to, set forth, or assumed herein or in the Officer’s Certificate or the Shareholder’s Certificate may affect our conclusions set forth herein.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions: (i) the Company properly and timely elected to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), with the filing of its 2010 tax return, (ii) the Company and each entity in which the Company owns a beneficial interest has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (iii) there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any of the entities in which the Company owns a beneficial interest have been formed, and (iv) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon the Code, the regulations promulgated thereunder (“Regulations”), administrative rulings and other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS. This opinion shall not be construed as or deemed to be a guaranty or insuring agreement.

Aviv REIT, Inc.

March 18, 2013

Based on and subject to the foregoing, we are of the opinion that:

1. Commencing with the Company’s taxable year ending on December 31, 2010, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its current organization and proposed methods of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. As noted in the Registration Statement, the Company’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, its distribution levels and the diversity of its stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of the Company’s operation for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

2. Although the discussion set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations” does not purport to discuss all possible U.S. federal income tax consequences of the ownership and disposition of the Common Stock, such discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary under current law of the material U.S. federal income tax consequences of the ownership and disposition of the Common Stock, subject to the qualifications set forth therein. The United States federal income tax consequences of the ownership and disposition of the Common Stock by an investor will depend upon that holder’s particular situation, and we express no opinion as to the completeness of the discussion set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations,” as applied to any particular holder.

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States. We express no opinion on any issue relating to the Company or any investment therein, other than as expressly stated above.

This opinion has been prepared for you in connection with the Offering. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Sidley Austin LLP under the captions “Material U.S. Federal Income Tax Considerations” and “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ Sidley Austin LLP